Exhibit 99.1

PHOENIX FOOTWEAR ANNOUNCES ITS PLAN TO REGAIN LISTING

COMPLIANCE HAS BEEN ACCEPTED BY THE NYSE AMEX

CARLSBAD, Calif., December 29, 2009 — Phoenix Footwear Group, Inc. (NYSE Amex: PXG) previously announced it had received a notice on October 9, 2009 from the NYSE Amex LLC (the “NYSE Amex” or the “Exchange”), indicating that as of its quarter ended July 4, 2009, the Company failed to meet the continued listing standards of the NYSE Amex. Specifically, the letter stated that the Company was not in compliance with Section 1003(a)(ii) of the NYSE Amex Company Guide, with stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years.

The Company was afforded the opportunity to submit a plan to the NYSE Amex addressing how it intends to regain compliance with this continued listing standard, and on November 9, 2009, the Company presented its plan to the Exchange.

On December 24, 2009, the Company received notice from the Exchange that it has accepted the Company’s plan of compliance. Accordingly, the Exchange has granted the Company an extension until April 11, 2011 to regain compliance with its continued listing standards. The Company will be subject to periodic review by the Exchange Staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE Amex.

About Phoenix Footwear Group, Inc.

Headquartered in Carlsbad, California, Phoenix Footwear designs, develops and markets branded footwear. Phoenix Footwear’s brands are Trotters®, SoftWalk® and H.S. Trask®. Emphasizing quality, fit and traditional styling, these brands are primarily sold through independent specialty retailers, online retailers, catalogs and department stores. Phoenix Footwear Group, Inc. is traded on the NYSE Amex under the symbol PXG.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to successfully regain compliance with the NYSE Amex listing standards, future growth and performance of individual brands, Phoenix Footwear’s expected financial performance and condition for fiscal 2009 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring, “ or similar expressions. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. These include, without limitation: the risk that Phoenix Footwear fails to meets its plan of compliance for continued listing on the NYSE Amex, the risk that Phoenix Footwear will not be able to continue as a going concern; Phoenix Footwear’s ability to sustain its return to profitability despite its restructuring efforts and debt reduction; risk associated with the recent disruptions in the overall economy and the impact on the retail industry, including Phoenix Footwear’s customers; the concentration of Phoenix Footwear’s sales to a relatively small group of customers; changing consumer preferences and fashion trends; Phoenix’s ability to execute on its growth strategies, including the introduction of new products or the distribution of products through new channels; competition from other companies in Phoenix Footwear’s markets; the potential financial instability of Phoenix Footwear’s customers and the risk of loss of future and pending orders; Phoenix Footwear’s ability to protect its intellectual property rights; the risk of losing third party trademark licenses; Phoenix Footwear’s ability to manage inventory levels; fluctuations in its financial results as a result of the seasonality in its business; the risks of doing business in international markets; Phoenix Footwear’s reliance on independent manufacturers, including those to whom the Company may be past-due; disruptions in Phoenix Footwear’s manufacturing system; the loss of one or more senior executives; fluctuations in the price, availability and quality of raw materials; a decline in general market and economic conditions; and, risk associated with claims arising from divestiture transactions, including indemnification claims. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on Phoenix Footwear’s current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statements.

Contact:

Dennis T. Nelson

Chief Financial Officer

Phoenix Footwear Group, Inc.

(760) 602-9688

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